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                                 Exhibit 10.11



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                       REVOLVING CREDIT PROMISSORY NOTE
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                                                           St. Louis, Missouri
US $50,000,000.00                                            March 14, 2007

         For value received, the undersigned, FUTUREFUEL CHEMICAL COMPANY, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Regions Bank (the "Bank"), in lawful money of the United States of America, the principal sum of Fifty Million and 00/100 Dollars ($50,000,000.00), or if less, the amount outstanding under Section 2 of the Credit Agreement (as
                                   ---------
hereinafter defined), together with interest from the date hereof at the rate provided for in the Credit Agreement. Principal and interest of this Revolving Credit Promissory Note (this "Note") shall be payable at the time or times provided in Section 3 of the Credit Agreement.
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         This Note is the Revolving Credit Note referred to in, and is issued pursuant to, that certain Credit Agreement between the Borrower and the Bank dated even date herewith (as amended or otherwise modified from time to time, the "Credit Agreement"), and is entitled to all of the benefits and security of the Credit Agreement. All of the terms, covenants and conditions of the Credit Agreement and all other instruments evidencing or securing the indebtedness hereunder are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Credit Agreement.

         This Note is secured by the Collateral described in the Credit
Agreement.

         Interest hereunder shall be computed on, the basis of actual days elapsed over the period of a 360-day year. Upon or after the occurrence and during the continuation of any Event of Default, the outstanding principal balance of this Note shall bear interest at a variable rate per annum equal to the Default Rate until the principal balance of this Note is paid in full.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to the Bank for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.

         The Borrower may prepay this Note, in whole or in part, at any time without premium or penalty, together with accrued interest on the principal amount so prepaid at the prepayment date.

         The termination of the Credit Agreement or the occurrence of an Event of Default shall entitle the Bank, at its option, to declare the then outstanding principal balance and accrued interest hereon to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon the Borrower, all of which the Borrower hereby expressly waives.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, and except as may be otherwise set forth in the Credit Agreement, the Borrower, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases or any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Bank from time to time in respect of the time of payment or any other provision of this Note.

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         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of the Bank in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by the Bank of any right or remedy preclude any other right or remedy. The Bank, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against the Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to the Borrower. The Borrower agrees that, without releasing or impairing the Borrower's liability hereunder, the Bank may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Missouri.

         BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH BANK ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS, THE COLLATERAL, OR BANK'S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

                            SIGNATURE PAGE FOLLOWS

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         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized representative as of the date first above written.

                               FUTUREFUEL CHEMICAL COMPANY,
                               a Delaware corporation

                               By           /s/ Douglas D. Hommert
                                   --------------------------------------------
                                   Douglas D. Hommert, Executive Vice President



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